                                                                   EXHIBIT 99.a4

                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has (i) duly increased the total number of shares of capital stock that the  Corporation  has authority to issue and (ii)  increased the number of shares of capital stock of the series that the Corporation has authority to issue in accordance with Section  2-105(c)
of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority to issue One Hundred  Million  (100,000,000)  shares of capital stock.
Following  the  Reallocation,  the  Corporation  has the authority to issue Five
Hundred Million (500,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Million
Dollars ($1,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Five
Million Dollars ($5,000,000).

     SIXTH:  Immediately prior to the  Reallocation,  the Series of stock of the
Corporation and the number of shares and aggregate par value was as follows:

         SERIES                    NUMBER OF SHARES         AGGREGATE PAR VALUE
         ------                    ----------------         -------------------

VP Inflation Protection Fund            100,000,000                  $1,000,000

     SEVENTH:  Immediately  prior to the  Reallocation,  the  number  of  shares allocated  among  the duly  established  classes  of  shares  (each  hereinafter referred to as a "Class") of the one (1) Series of stock and aggregate par value of each Class was follows:

                                       1

                                                 NUMBER OF
                                                 SHARES              AGGREGATE
        SERIES NAME             CLASS NAME       ALLOCATED           PAR VALUE
        -----------             ----------       ---------           ---------

VP Inflation Protection Fund    Class I          50,000,000           $500,000
                                Class II         50,000,000            500,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Hundred Million  (500,000,000) shares of the Five Hundred Million  (500,000,000)
shares of authorized capital stock of the Corporation. As a result of the action taken by the Board of Directors  referenced in Article  SECOND of these Articles
Supplementary,  the) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         SERIES                    NUMBER OF SHARES         AGGREGATE PAR VALUE
         ------                    ----------------         -------------------

VP Inflation Protection Fund            500,000,000                  $5,000,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established  Classes for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article  EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the  Classes of shares of the four (4) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                 NUMBER OF
                                                 SHARES              AGGREGATE
        SERIES NAME             CLASS NAME       ALLOCATED           PAR VALUE
        -----------             ----------       ---------           ---------

VP Inflation Protection Fund    Class I        250,000,000          $2,500,000
                                Class II       250,000,000           2,500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the Series and Classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

                                       2

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 15th day of March, 2006.

                                            AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS II, INC.

/s/ Otis H. Cowan                           /s/ David H. Reinmiller
-----------------------------------         -----------------------------------
Name:   Otis H. Cowan                       Name:   David H. Reinmiller
Title:  Assistant Secretary                 Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY VARIABLE  PORTFOLIOS II,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  March 15, 2006                      /s/ David H. Reinmiller
                                            -----------------------------------
                                            David H. Reinmiller, Vice President